Exhibit 99.7
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2006	2007	2008	2009	2010
January	5.258	6.061	6.040	4.403	4.901
February	5.816	5.593	6.446	4.042	4.856
March	5.200	5.965	6.494	3.896	4.746
April	6.156	6.637	6.552	3.966
May	5.641	6.112	6.741	4.024
June	5.845	6.313	6.612	4.176
July	5.886	6.073	6.889	4.058
August	5.501	6.642	6.254	3.822
September	5.663	8.307	6.867	4.673
October	6.083	5.968	6.074	4.505
November	6.149	6.642	5.872	4.902
December	5.800	5.318	3.738	3.764

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.